Project Order #1

Statement of Work #1.24

Submitted by

Extranome, Inc.
253 Warren Avenue
Fort Lee, NJ 07024
Phone: 201 969-1651
Fax: 201 969-1651

September 1, 2010

Baeta Corp – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	5
4	Expectations from Client	6
5	Intellectual Property	6
6	Change Management	6
7	Plan and Schedule	6
8	Pricing	7
9	Terms and Conditions	7
10	Support Files

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of November 2008 (the “Effective Date”), by and between Extranome Inc. (hereinafter referred to as "Vendor"), and Baeta Corp, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Actual tasks fulfilled in August 2010:

MyHealthTrends for Weight Control and MyHealthTrends for Pain (98%)
Quality Assurance efforts

Following releases have been tested:
MyHealthTrends for Pain QA
None
MyHealthTrends for Weight Control QA Environment
Server S/W:
1.4.0.0,
1.4.0.1,
1.4.0.2,
1.4.0.3.
CRA S/W:
1.4.0.0;
1.4.0.1;
1.4.0.2.

Maintenance the current SW in Production

None

HHC v3.1 Battery Tests

The electronic widget to test the lifetime of batteries has been designed and assembled and two devices of model HHC 3.1 brought into testing. Test conditions: number of clicks per day 200; battery model Sanyo CR2450.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

Scope 13: Merge Patient & Practitioner SW

Aug 9, 2010 v1.4.0.0

1) Initial release.

Aug 17, 2010 Web - v1.4.0.1, CRA 1.4.0.1

1) Bugs fixed:
4344	Remove referencing the Patient and Practitioner in CRA setup file names
4348	Error message when user starts old application
4349	Norton Antivirus SW recognizes the CRA as threat
4351	User can install old version of application when new version is installed
4352	"Back to Census" button when Practitioner creates new Patient
4354	No communications between Web and CRA on Windows 7
4355	My Device tab synchronization issues
4356	Error after Practitioner login on website
4357	Data from unregistered device can be uploaded
4360	HTML parsing error while creating Practitioner account
4362	"Upload Patient Data" link is enabled when there is no data in device
4363	Add tooltip to show the product name
4365	Incorrect title in browser tab
4366	No white space in warning message after incorrect login
4367	CRA - Heap Corruption Detected error
4373	No answer for Complaint
4376	Misprint at "My Census" tab

Aug 18, 2010 Web - v1.4.0.2

1) Bugs fixed
4380      Incorrect action on register device for practitioner
4358      Error when Patient deletes himself from Practitioner's Census
4381      My Reports page layout is broken on IE6

Aug 26, 2010 Web - 1.4.0.3, CRA - 1.4.0.2

1) Bugs fixed
4384 Device is not presented in the Patient's device list
4390 Disabled link "Purge device data" works
4392 Invalid reports shown for device if there were no data uploaded yet from that device
4393 COPYRIGHT LINE is hidden at some zooms
4396 Unable to add Patient when "My Census" is empty
4399 CRA reads only first 128 events from device
4400 JS error after login for specific user
4403 Limit the number of dates displayed in View Reports panel
4404 USB Web Component (Applet) sometimes out of sync on startup
4405 Generate a pop-up on device registration
4406 Automatically redirect the user to the Daily Report once the data has been uploaded from device
4409 Expand "Add Patient to your census" instructions
4410 Disable the download links in case of CRA version is up-to-date
4412 Expand "Install CRA" page with instructions to suspend the antivirus SW
4416 Selected value for Device number does not match the currently plugged in device
4418 Correct the algorithm that interprets the craving and compliant events

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

ITOPS efforts [SEC]

IT maintenance for PROD and QA environments has been performed.

Baeta Marketing Pages Repository (1%)

ITOPS efforts

IT maintenance for PROD and QA environments has been performed.

MyHealthID (1%)

ITOPS efforts

IT maintenance for PROD and QA environments is performed.

Tasks planned to be performed in September 2010

ITOPS maintenance

Perform IT maintenance for products “MHT for Pain”, “MHT for Weight Control”, “MyHealthID”, “Baeta Marketing Pages Repository”, hosted in QA and PROD environment.

“MyHealthTrends for Weight Control” and “MyHealthTrends for Pain”

Deploy stable version of MHT Weight Control in production.
Continue bug fixing and implement enhancements related to “Scope 13 – Merge Patient and Practitioner SW”.
Start Phase 2 of “Scope 13 – Merge Patient and Practitioner SW”.

3	Expectations from Vendor

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the use of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Baeta Corp. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Baeta Corp.

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Baeta Corp.

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	Extranome, Inc. will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Project Manager

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	2 Software Engineers

The cost of initial team is $30,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to a separate agreement or $50 per hour with prior agreement by the Client.

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 9:00am EST to 5:00pm EST schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

/s/ LEONID PUSHKANTSER	/s/ ALEXANDER GAK, MD

By: /s/	By: /s/
Baeta Corp.	Extranome, Inc

Len Pushkanster	Alexander Gak

Baeta Corp.	Extranome, Inc.
1 Bridge Plaza Suite 275	253 Warren Av
Fort Lee, NJ 07024	Fort Lee, NJ 07024
Phone: 201.471.0988	Phone: 201.969.1651

Extranime, Inc Proprietary – Confidential